UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

June 7, 2019

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38538	20-3454976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Allen Road, Suite 201

Basking Ridge, NJ 07920

(Address of principal executive offices and zip code)

(973) 290-0097

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	ECOR	NASDAQ Global Select Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01

The disclosure set forth in Item 5.02 below is hereby incorporated by reference into this Item 1.01 as if fully set forth herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 10, 2019, electroCore, Inc. (the “Company”), announced that, in light of the results of the annual meeting of shareholders (the “Meeting”) of the Company, Frank Amato, Chief Executive Officer of the Company, offered his resignation to the board of directors (the “Board”). The Company and Mr. Amato entered into a Separation Agreement (the “Agreement”), pursuant to which he will remain as Chief Executive Officer and a member of the Board until the earlier of such time as a new chief executive officer is recruited and September 30, 2019, subject to extension by mutual agreement of the parties. The agreement also provides that at the effective date of Mr. Amato’s ultimate separation, he will receive the severance payments he is entitled to under the Company’s Executive Severance Policy in a lump sum payment. In addition, all options to purchase Company common stock (“Options”) and restricted stock units (“RSUs”) held by Mr. Amato will continue to vest and be exercisable and settled in accordance with the applicable agreements pursuant to which they were granted and provided Mr. Amato fulfills his obligations under the Agreement up to his separation date, all such grants will fully vest as of the separation date and all then-vested Options shall be exercisable until the one year anniversary of the separation date.

The forgoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On June 10, 2019 the Company issued a press release announcing the foregoing matters. A copy of the press release is furnished herewith as Exhibit 99.2 and incorporated by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 7, 2019, the Company held its annual meeting of shareholders. The total number of shares entitled to vote at the meeting was 29,443,156 and there were present at the meeting, in person or by proxy, 25,409,161 shares, which constituted a quorum for the Meeting. At the Meeting, the shareholders voted:

(1) to elect Francis R. Amato, Michael G. Atieh and Stephen L. Ondra to the board of directors for a three-year term of office expiring at the 2022 annual meeting of shareholders;

(2) to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2019; and

(3) to approve the Company’s 2019 Employee Stock Purchase Plan.

The final results of the shareholder votes at the Meeting are set forth below:

Proposal 1: Election of Directors

DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Francis R. Amato	6,246,183	14,446,934	4,716,044
Michael G. Atieh	19,658,213	1,034,904	4,716,044
Stephen L. Ondra	19,228,527	1,464,590	4,716,044

Proposal 2: Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm

FOR	AGAINST	ABSTAIN
23,555,352	1,173,805	680,004

Proposal 3: Approval of 2019 Employee Stock Purchase Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,843,578	2,126,803	722,736	4,716,044

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description of Exhibit

99.1	Separation and Release Agreement, dated June 10, 2019, between the Company and Frank Amato

99.2	Press release dated June 10, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

electroCore, Inc.

June 10, 2019	/s/ Brian Posner
Brian Posner
Chief Financial Officer